Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Investor Relations
Newtek Investor Relations
Contact: Jayne Cavuoto/ jcavuoto@thesba.com
Telephone: (212) 273-8179

Hayden IR
Contact: Brett Mass/brett@haydenir.com
Telephone: (646) 536-7331

Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566

FOR IMMEDIATE RELEASE

Newtek Reports Adjusted Diluted Earnings Per Share of $0.07 for the Second Quarter of 2014

-Company Expects 2014 Adjusted EPS Target of $0.21 to $0.25

New York, N.Y. - August 14, 2014 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, announced today its financial results for the three and six months ended June 30, 2014 on both a GAAP and adjusted basis.

GAAP financial results for the three and six months ended June 30, 2014 include the impact of a one-time non-cash charge of $1.9 million related to the extinguishment of the Company’s mezzanine debt with Summit Partners Credit Advisors, L.P. As a result, the Company has chosen to report its pretax income, net income attributable to Newtek Business Services, Inc., and diluted earnings per share on an adjusted basis for the three and six months ended June 30, 2014. The adjusted results reflect the reversal of the one-time non-cash charge of $1.9 million, which occurred in the second quarter of 2014. This charge represents the total of remaining deferred financing costs and unamortized debt discount attributable to the early repayment of the Summit debt. The Company believes the use of these adjusted amounts provide a more accurate depiction of the Company’s operating performance and year-over-year comparison with the prior year’s GAAP results. The Company also issued adjusted 2014 guidance for pretax income and diluted earnings per share to reflect the reversal of this charge. For a further explanation of these non-GAAP earnings adjustments, see the Reconciliation of GAAP to Adjusted Earnings and the Use of Non-GAAP Financial Measures sections later in this press release.

Second Quarter 2014 Adjusted Consolidated Financial Highlights:

•	Adjusted diluted earnings per share (“EPS”) were $0.07; an increase of 40.0% over GAAP diluted EPS of $0.05 in the second quarter of 2013.

•	For the six months ended June 30, 2014, adjusted diluted EPS were $0.10; an increase of 11.1% over GAAP diluted EPS of $0.09 for the six months ended June 30, 2013.

•	Adjusted pretax income was $4.2 million; an increase of 45.6% over the second quarter of 2013.

•	Adjusted EBITDA was $7.1 million; an increase of 37.0% over $5.2 million in the second quarter of 2013.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased with our adjusted consolidated financial results, with strong double-digit growth of approximately 40% for pretax income and diluted earnings per share. We believe these adjusted results provide a more accurate representation of Newtek’s operating performance as they exclude the $1.9 million one-time non-cash charge related to the early extinguishment of our mezzanine debt, which hampered our second quarter 2014 GAAP results. The refinance of this debt will significantly reduce our interest expense by over $1.0 million annually, for a total of approximately $4.2 million over the life of the retired mezzanine debt. With our recent announcement of the Capital One, N.A. approval of an additional $23 million for our revolving credit facility for our Lender, and upon regulatory approval, our total financing with Capital One, N.A. will reach $70 million. Our ability to attract lower-cost debt financing coupled with our plan to raise cost-effective equity capital leaves us optimistic regarding our ability to significantly grow our balance sheet, revenue and net income going forward.”

“We anticipate realizing an uptick in performance in the second half of 2014. Historically, we have realized stronger consolidated bottom-line performance in the second half of the year. Over the past three years, our bottom-line performance on average in the second half of the year has comprised approximately 60% of total full year earnings. We anticipate experiencing a similar trend this year and believe our adjusted 2014 EPS will grow to between $0.21 and $0.25. Furthermore, we have begun to implement cost reductions, price increases and introduce new products in our Managed technology solutions and Electronic payment processing segments. In addition, we have made significant upgrades to our senior and middle-level management teams in these two divisions. We expect these strategic initiatives to positively impact and boost our financial and operational results in the second half of this year and beyond,” concluded Mr. Sloane.

Second Quarter 2014 GAAP Consolidated Financial Highlights:

•	Operating revenues were $38.1 million; an increase of 3.0% over $37.0 million in the second quarter of 2013.

•	GAAP diluted EPS was $0.04; a decrease of 20.0% from $0.05 in the second quarter of 2013.

•	For the six months ended June 30, 2014, GAAP diluted EPS was $0.07; a decrease of 22.2% from $0.09 for the six months ended June 30, 2013.

•	Pretax income was $2.3 million; a decrease of 20.5% from $2.9 million in the second quarter of 2013.

Second Quarter 2014 Operational Highlights:

•	Small business finance segment pretax income was $3.9 million; an increase of 90.8% over $2.0 million in the second quarter of 2013.

•	Small business finance segment revenue was $10.2 million; an increase of 22.2% over $8.4 million in the second quarter of 2013.

•	The Company entered into a $20.0 million credit agreement with Capital One, N.A, refinancing existing mezzanine debt at a lower cost of interest, which will reduce the Company’s cash interest expense by approximately $4.2 million over the remaining term of the retired Summit loan.

•	Standard and Poor’s reaffirmed ratings on two Newtek Small Business Loan Trusts using their newer and stricter rating methodology.

•	Standard and Poor’s affirmed Newtek’s business-based real estate loan servicer rankings.

Adjusted Full Year 2014 Consolidated Guidance

•	Revenue midpoint forecast at $161.0 million, with a range of $154.0 million and $168.0 million, which represents an increase of 12.1% over 2013 revenue of $143.6 million.

•	Adjusted pretax income midpoint forecast at $13.5 million, with a range of $12.5 million and $14.5 million, which represents an increase of 21.6% over 2013 GAAP pretax income of $11.1 million.

•	Adjusted EPS midpoint forecast at $0.23 per share, with a range of $0.21 and $0.25, which represents an increase of 15% over 2013 GAAP EPS of $0.20.

•	Adjusted EBITDA midpoint forecast at $26.0 million, with a range of $24.5 million and $27.5 million, which represents an increase of 26.2% over 2013 Adjusted EBITDA of $20.6 million.

Cautionary Statement

2014 Guidance information and statements regarding future intentions contained in this press release are based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

Beginning in the second quarter of 2014, the Company included two new Non-GAAP financial measures, Adjusted pretax income and Adjusted diluted EPS, to reflect the Company’s pretax earnings and diluted EPS as adjusted for a non-recurring charge to income related to the refinancing of debt. The Company incurred a one-time, non-cash charge to income of $1.9 million which represented the remaining deferred financing costs and debt discount.

The terms Adjusted EBITDA, Adjusted pretax income and Adjusted diluted EPS are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA, Adjusted pretax income and Adjusted diluted EPS have limitations as analytical tools and, when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA, Adjusted pretax income and Adjusted diluted EPS in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA, does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA, Adjusted pretax income and Adjusted diluted EPS.

Investor Conference Call and Webcast

A conference call to discuss second quarter 2014 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Thursday, August 14, 2014 at 4:15pm EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing, Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In Thousands, except for Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating revenues
Electronic payment processing	$23,163	$23,446	$44,690	$45,123
Web hosting and design	4,114	4,538	8,101	8,918
Premium income	4,992	4,937	10,129	9,196
Interest income	1,568	1,166	3,129	2,196
Servicing fee income – NSBF portfolio	915	666	1,746	1,280
Servicing fee income – external portfolios	1,743	893	3,537	1,740
Income from tax credits	15	29	28	55
Insurance commissions	416	470	801	914
Other income	1,202	866	2,054	1,733

Total operating revenues	$38,128	$37,011	$74,215	$71,155

Net change in fair value of:
SBA loans	118	(772)	(1,147)	(1,148)
Credits in lieu of cash and notes payable in credits in lieu of cash	(1)	7	—	26

Total net change in fair value	117	(765)	(1,147)	(1,122)

Operating expenses:
Electronic payment processing costs	19,575	19,628	37,937	37,912
Salaries and benefits	6,823	6,323	13,301	12,379
Interest	3,589	1,381	5,225	2,684
Depreciation and amortization	896	816	1,751	1,623
Provision for loan losses	139	209	(66)	327
Other general and administrative costs	4,934	5,008	10,415	10,025

Total operating expenses	35,956	33,365	68,563	64,950

Income before income taxes	2,289	2,881	4,505	5,083
Provision for income taxes	911	1,180	1,760	2,077

Net income	1,378	1,701	2,745	3,006
Net income attributable to non-controlling interests	16	141	40	288

Net income attributable to Newtek Business Services, Inc.	$1,394	$1,842	$2,785	$3,294

Weighted average common shares outstanding - basic	35,531	35,283	35,482	35,251

Weighted average common shares outstanding - diluted	38,477	37,902	38,462	37,775

Earnings per share – basic	$0.04	$0.05	$0.08	$0.09

Earnings per share – diluted	$0.04	$0.05	$0.07	$0.09

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2014 AND DECEMBER 31, 2013

(In Thousands, except for Per Share Data)

	June 30, 2014	December 31, 2013
	Unaudited
ASSETS
Cash and cash equivalents	$9,001	$12,508
Restricted cash	18,816	16,877
Broker receivable	9,481	13,606
SBA loans held for investment, net (includes $9,862 and $10,894, respectively, related to securitization trust VIE; net of allowance for loan losses of $1,510 and $1,811, respectively)	9,583	10,689
SBA loans held for investment, at fair value (includes $80,342 and $74,387, respectively, related to securitization trust VIE)	94,728	78,951
Accounts receivable (net of allowance of $1,235 and $871, respectively)	10,650	11,602
SBA loans held for sale, at fair value	3,305	4,734
Prepaid expenses and other assets, net (includes $1,980 and $2,187, respectively, related to securitization trust VIE)	13,599	18,549
Servicing asset (net of accumulated amortization and allowances of $8,652 and $7,909, respectively)	7,703	6,776
Fixed assets (net of accumulated depreciation and amortization of $11,440 and $10,547, respectively)	3,705	3,741
Intangible assets (net of accumulated amortization of $2,253 and $2,243, respectively)	1,164	1,240
Credits in lieu of cash	2,898	3,641
Goodwill	12,092	12,092
Deferred tax asset, net	4,171	3,606

Total assets	$200,896	$198,612

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$17,137	$14,688
Notes payable	43,613	41,218
Note payable – securitization trust VIE	54,959	60,140
Capital lease obligation	506	642
Deferred revenue	1,219	1,274
Notes payable in credits in lieu of cash	2,898	3,641

Total liabilities	120,332	121,603

Commitments and contingencies

Equity:
Newtek Business Services, Inc. shareholders’ equity:
Preferred shares (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common shares (par value $0.02 per share; authorized 54,000 shares, 36,913 issued; 35,619 and 35,385 outstanding, respectively, not including 83 shares held in escrow)	740	738
Additional paid-in capital	62,290	61,349
Retained earnings	17,322	14,536
Treasury shares, at cost (1,294 and 1,528 shares, respectively)	(1,380)	(1,279)

Total Newtek Business Services, Inc. shareholders’ equity	78,972	75,344
Non-controlling interests	1,592	1,665

Total equity	80,564	77,009

Total liabilities and equity	$200,896	$198,612

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION FROM PRETAX INCOME

(In Millions)

	For the Quarter Ended June 30,
	2014 Actual	2013 Actual

Net income before income taxes	$2.3	$2.9
Interest expense	3.6	1.4
Depreciation and amortization	0.9	0.8
Stock compensation expense	0.4	0.2
Amortization of 2011 accrued loss on lease restructure	(0.1)	(0.1)

Adjusted EBITDA	$7.1	$5.2

2014 FULL YEAR ADJUSTED EBITDA MIDPOINT GUIDANCE

Net income before income taxes	$13.5
Income from tax credits	(0.1)
Interest expense	8.5
Depreciation and amortization	3.5
Stock compensation expense	0.9
Amortization of 2011 accrued loss on lease restructure	(0.3)

Adjusted EBITDA	$26.0

*	Note: totals may not add due to rounding

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED PRETAX INCOME AND DILUTED EPS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014

(In Thousands, except for Per Share Data)

	For the three months ended June 30, 2014	For the six months ended June 30, 2014

Pretax income reconciliation:
GAAP pretax income	$2,289	$4,505
Add: Interest expense charge related to repayment of Summit debt	1,905	1,905

Adjusted pretax income	$4,194	$6,410

Diluted EPS reconciliation:
Net income attributable to Newtek	$1,394	$2,785
Add: Interest expense charge related to repayment of Summit debt	1,905	1,905
Deduct: Tax effect of interest expense charge related to repayment of Summit debt	(744)	(744)

Adjusted net income attributable to Newtek Business Services, Inc.	$2,555	$3,946

Weighted average common shares outstanding – diluted	38,477	38,462

Adjusted EPS – diluted	$0.07	$0.10